UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2020 (June 18, 2020)
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor
New York,	New York	10174
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, certain subsidiaries of OUTFRONT Media Inc. (the “Company”) entered into a revolving accounts receivable securitization facility (the “AR Facility”) with MUFG Bank, Ltd., as a committed purchaser, group agent and administrative agent (“MUFG”), and a 364-day uncommitted structured repurchase facility (the “Repurchase Facility”).

On June 18, 2020, the Company, certain subsidiaries of the Company and MUFG entered into (i) Amendment No.2 to Amended and Restated Master Framework Agreement, dated as of June 18, 2020 (the “Amended MFA”), by and among the Company, Outfront Media LLC, Outfront Media Outernet Inc., MUFG and the originators party thereto, (ii) Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020 (the “Amended Outernet MRA”), between Outfront Media Outernet Inc. and MUFG, and (iii) Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020 (the “Amended Outfront MRA”), between Outfront Media LLC and MUFG, pursuant to which the Company (a) decreased the maximum borrowing capacity under the Repurchase Facility from $90.0 million to $80.0 million; (b) extended the term of the Repurchase Facility so that it will now terminate on June 29, 2021, unless further extended; (c) changed the interest rate margin calculation from the London Interbank Offered Rate (“LIBOR”) plus 1.20%, to a rate determined and calculated by MUFG in its sole discretion taking into account its funding costs and prevailing interbank market rates and conditions (the “MUFG Cost of Funds Rate”) plus 1.75%, with respect to amounts advanced by MUFG under the Repurchase Facility (in addition to any upfront program fee paid in connection with the Repurchase Facility, as amended); and (d) revised certain provisions of the Amended Outernet MRA and the Amended Outfront MRA to include clarifying, conforming and ministerial changes. The remaining terms of the Amended MFA, the Amended Outernet MRA and the Amended Outfront MRA are substantially the same as the terms under the previous versions of these agreements, including with respect to termination events and loan acceleration. Unless earlier terminated, the Repurchase Facility will terminate in connection with the termination of the AR Facility.

The foregoing descriptions of the Amended MFA, the Amended Outernet MRA and the Amended Outfront MRA do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amended MFA, the Amended Outernet MRA and the Amended Outfront MRA, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Amendment No. 2 to Amended and Restated Master Framework Agreement, dated as of June 18, 2020, by and among OUTFRONT Media Inc., Outfront Media LLC, Outfront Media Outernet Inc., MUFG Bank, Ltd. and the originators party thereto.

10.2	Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020, between Outfront Media Outernet Inc. and MUFG Bank, Ltd.

10.3	Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020, between Outfront Media LLC and MUFG Bank, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 2 to Amended and Restated Master Framework Agreement, dated as of June 18, 2020, by and among OUTFRONT Media, Inc., Outfront Media LLC, Outfront Media Outernet Inc., MUFG Bank, Ltd. and the originators party thereto.

10.2	Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020, between Outfront Media Outernet Inc. and MUFG Bank, Ltd.

10.3	Amendment No. 1 to Master Repurchase Agreement, dated as of June 18, 2020, between Outfront Media LLC and MUFG Bank, Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 22, 2020